Exhibit 10.35

AMENDMENT NO. 1 TO CREDIT AGREEMENT

                This AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”) is dated as of November 12, 2002 between Willis Lease Finance Corporation, a Delaware corporation (“Borrower”) and ABB New Finance AB, as lender (the “Lender”).

W I T N E S S E T H

                WHEREAS, Borrower entered into a Credit Agreement dated as of September 21, 2001 (the “Credit Agreement”) with ABB Credit Finans AB (publ) (“Old ABB”);

                WHEREAS, on November 5, 2002 Old ABB assigned its entire interest in and to the Loans (as defined in the Credit Agreement) and every Loan Document (as defined in the Credit Agreement) to Lender, and Lender agreed to accept the assignment and to be bound by each and every provision thereof;

                WHEREAS, Borrower  has requested that Lender amend the definition of “EBIT” so as to add back to Net Income the amount deducted for the non-cash write-off of $781,000 in previously paid legal and bank fees related to the former WLFC Funding Corporation loan from Wachovia Bank, N.A. (the “Write-Off”) and make certain other changes to the Credit Agreement and the other Loan Documents, and Lender is willing to do so.

                NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                SECTION 1.  Definitions.  Capitalized terms not defined herein shall have the meanings assigned to those terms in the Credit Agreement.

                SECTION 2.  Amendment to Definitions of “EBIT” and “Interest Coverage Ratio.”

(a)           The definition of “EBIT” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                ““EBIT” shall mean the sum of (i) Net Income less any extraordinary gain or loss included in the calculation thereof, plus (ii) amounts deducted for interest expense and income taxes, plus (iii) to the extent not included in clause (ii), amortization or write-off of capitalized financing or debt issuance costs; capitalized financing or debt issuance costs include without limitation amounts deducted for the non-cash write-off of $781,000 in previously paid legal and bank fees related to the former WLFC Funding Corporation loan from Wachovia Bank, N.A.”

                                (b)           The definition of “Interest Coverage Ratio” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                ““Interest Coverage Ratio” shall mean the ratio of EBIT of the Willis Companies plus rent expenses of the Willis Companies to interest expense (excluding, to the extent otherwise included therein, amortization or write-off of capitalized financing or debt issuance costs;

capitalized financing or debt issuance costs include without limitation amounts deducted for the non-cash write-off of $781,000 in previously paid legal and bank fees related to the former WLFC Funding Corporation loan from Wachovia Bank, N.A.) of the Willis Companies plus rent expenses of the Willis Companies.”

                SECTION 3.         Other Amendments.  In addition to the amendments contained in Section 2 above, the Credit Agreement and the other Loan Documents are hereby amended in the following respects:

                                (a)           All references in the Credit Agreement and the other Loan Documents to “WLFC Funding Corporation” are hereby deleted and replaced by “Willis Engine Funding LLC, a Delaware limited liability company”; and all references in the Credit Agreement and the other Loan Documents to the “WLFC Funding Facility” are hereby deleted and replaced by “Willis Engine Funding Facility.”

                                (b)           The definition of “Contribution Agreement” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                ““Contribution Agreement” shall have the meaning ascribed thereto in the definition of “Willis Engine Funding Facility,” as amended, waived, restated and supplemented from time to time.”

                                (c)           The definition of “Debt” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following language to the end of clause (v) thereof:

                “, except for guaranties of the obligations of Owner Trustees as lessor under Leases entered into in the ordinary course of business”

                                (d)           The following new definition of “Willis Engine Funding Facility” is hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

““Willis Engine Funding Facility” shall mean the transactions contemplated by (i) that certain Indenture dated as of September 12, 2002 (the “Indenture”) between Willis Engine Funding LLC, a Delaware limited liability company (“WEF”) and The Bank of New York, as indenture trustee (the “Indenture Trustee”), as supplemented by that certain Series 2002-1 Supplement dated as of September 12, 2002 (the “Supplement”) between WEF and the Indenture Trustee, (ii) that certain Class A Note Purchase Agreement dated as of September 12, 2002 (the “Class A Note Purchase Agreement”) by and among Borrower, WEF, Sheffield Receivables Corporation (“Sheffield”) (“Class A Purchaser,” together with Class B Purchasers (as defined below), each individually a “Purchaser” and collectively, the “Purchasers”), and Barclays Bank PLC (“Barclays”), as agent on behalf of the Class A Purchasers, (iii) that certain Class B Note Purchase Agreement dated as of September 12, 2002 (the “Class B Note Purchase Agreement”; together with the Class A Note Purchase Agreement, the “Note Purchase Agreement”) by and among Borrower, WEF, Fortis Bank [Nederland] N.V. (“Fortis”) (a “Class B Purchaser”), and Barclays, as a Class B Purchaser and as agent on behalf of the Class B Purchasers, (iv) that certain Contribution and Sale Agreement dated as of September 12, 2002 (the “Contribution Agreement”) by and between Borrower and WEF, (v) that certain Administration Agreement dated as of September 12, 2002 (the “Administration Agreement”) by and among WEF, as issuer, Borrower, as servicer, Barclays, as administrative agent, and the Indenture Trustee, (vi) that certain Guaranty dated as of September 12, 2002 (the “Willis Engine Funding Guaranty”) by Borrower in favor of Barclays, as deal agent and as a Class B Purchaser, and Fortis as a Class B Purchaser, (vii) that certain Reimbursement Agreement dated as of September 12, 2002 (the “Reimbursement Agreement”) by and between Borrower and WEF, (viii) that certain letter regarding indemnification obligations dated September 12, 2002 (the “Indemnification Letter”) by Borrower in favor of Indenture Trustee, (ix) that certain Custodial Agreement dated as of September 12, 2002 (the “Custodial Agreement”) by and among Borrower, BNY Midwest Trust Company, as custodian, WEF, Indenture Trustee, and Barclays, as deal agent on behalf of the Purchasers, (x) that certain Servicing Agreement dated as of September 12, 2002 (the “Servicing Agreement”) by and between Borrower and WEF, (xi) that certain Agreement and Limited Waiver dated as of September 12, 2002 (the “Agreement and Limited Waiver”) by and among WEF, Barclays, as deal agent and a Class B Purchaser, Sheffield, as a Class A Purchaser, and Fortis, as a Class B Note Purchaser;  (xii) that certain First Transfer Master Assignment and Assumption Agreement and Bill of Sale dated as of September 16, 2002 (the “First Transfer Master Agreement”) by and between Borrower and Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely in its capacity as owner trustee under the trust agreements listed in Exhibit A thereto, (xiii) that certain Engine or Beneficial Interest Transfer Certificate dated as of September 16, 2002 (the “Engine Transfer Certificate”) by and between Borrower and WEF, and (xiv) certain other documents and agreements ancillary thereto; in each of cases (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii), and (xiv) as amended, waived, restated and supplemented from time to time.”

                SECTION 4.  Full Force and Effect; Entire Agreement.  Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect.  This Amendment constitutes the final agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior agreement or understanding, written or oral, with respect to the matters contained herein.

                SECTION 5.  Effective Date of Amendment.  This Amendment shall be deemed effective retroactively to September 16, 2002.  From and after such date, any and all references to the “Credit Agreement” and the other Loan Documents shall be deemed to refer to the Credit Agreement and the other Loan Documents as amended hereby.

                SECTION 6.  Governing Law; Severability; Construction of Amendment.  This Amendment and all rights and obligations of the parties hereunder shall be governed by and be construed and enforced in accordance with the laws of the State of New York without regard to New York or federal principles of conflict of laws.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.  Otherwise, any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating any of the remaining provisions hereof, and any such prohibition or unenforceability in any one or more jurisdictions shall not invalidate or render unenforceable such provisions in other jurisdictions.  The parties’ failure at any time to require strict performance of any of the provisions of this Amendment shall not waive or diminish any right thereafter to demand strict compliance therewith or with any other provision of this Amendment.

                SECTION 7.  Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

                SECTION 8.  Headings.  All section headings contained herein are for convenience of reference only and are not intended to define or limit the scope of any provision of this Amendment.

                SECTION 9.  Representations and Warranties.  Borrower hereby represents and warrants to Lender that (i) this Amendment has been duly authorized, executed and delivered by it and (ii) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                SECTION 10.  Facsimile Signatures. The parties agree that this Amendment will be considered executed and delivered when the signature of a party is delivered to the other party by facsimile transmission.  Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ MONICA J. BURKE
Name:	Monica J. Burke
Title:	Executive Vice President and Chief Financial Officer

ABB NEW FINANCE AB

By:	/s/ ANDERS LIDEFELT, ULF LUNDSTROM
Name:	Anders Lidefelt, Ulf Lundstrom
Title: